UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 21, 2011

EXCEL TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34698	27-1493212
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(Address of Principal Executive Offices, Including Zip Code)

(858) 613-1800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A is being filed by Excel Trust, Inc. to update the financial statements that will be required in connection with the expected acquisition of a 433,000 square foot retail shopping center (the “Shopping Center”) located in Arizona. The Company has not yet completed the acquisition of the Shopping Center and can offer no assurances that such acquisition will close with the terms described, or at all.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Independent Auditors’ Report

Statement of Revenues and Expenses of the Shopping Center for the three months ended March 31, 2011 (unaudited) and the year ended December 31, 2010

Notes to Statement of Revenues and Certain Expenses

(b)	Unaudited Pro Forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Balance Sheet of Excel Trust, Inc. as of March 31, 2011

Unaudited Pro Forma Condensed Consolidated Statement of Operations of Excel Trust, Inc. for the three months ended March 31, 2011

Unaudited Pro Forma Condensed Consolidated Statement of Operations of Excel Trust, Inc. for the period from April 28, 2010 to December 31, 2010

Unaudited Pro Forma Condensed Combined Statement of Operations of Excel Trust, Inc. Predecessor for the period from January 1, 2010 to April 27, 2010

Notes to Pro Forma Condensed Consolidated and Combined Statements of Operations of Excel Trust, Inc. and Excel Trust, Inc. Predecessor

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit	Description of Exhibit

23.1	Consent of Deloitte & Touche, LLP (1)

(1)	Filed herewith.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of Excel Trust, Inc.

We have audited the accompanying statement of revenues and certain expenses (the “Historical Summary”) of the Shopping Center located in Arizona (the “Property”) for the year ended December 31, 2010. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Current Report on Form 8-K/A) as described in Note 1 to the Historical Summary and are not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the Historical Summary of the Property presents fairly, in all material respects, the revenues and certain expenses described in Note 1 to the Historical Summary of the Shopping Center located in Arizona for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

May 4, 2011

THE SHOPPING CENTER, ARIZONA

STATEMENT OF REVENUES AND CERTAIN EXPENSES

For the Three Months Ended March 31, 2011 and the Year Ended December 31, 2010

	Three months ended March 31, 2011	Year ended December 31, 2010
	(unaudited)

Revenues:
Rental revenues	$2,152,000	$8,579,000
Tenant reimbursements	598,000	3,089,000
Other income	4,000	44,000

Total revenues	2,754,000	11,712,000

Certain expenses
Property operating and maintenance	337,000	1,876,000
Property taxes	409,000	1,637,000
Management fees	61,000	244,000
Insurance	18,000	71,000

Total certain expenses	825,000	3,828,000

Revenues in excess of certain expenses	$1,929,000	$7,884,000

See accompanying notes to statements of revenues and certain expenses.

THE SHOPPING CENTER, ARIZONA

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

1. Organization and Summary of Significant Accounting Policies

Organization

The accompanying statement of revenues and certain expenses includes the operations of a Shopping Center located in Arizona (the “Property”). The Property contains approximately 433,000 square feet (unaudited) of retail space. The acquisition of the Shopping Center by Excel Trust, Inc. (the “Company”) from a nonaffiliated third party is expected to close in the second quarter of 2011 for a purchase price of approximately $110.0 million, of which approximately $52.8 million would be assumed mortgage debt.

Basis of Presentation

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and the Historical Summary is not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of depreciation, interest expense and federal and state income taxes.

The accompanying statement is not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Property have been excluded. The Historical Summary for the period from January 1, 2011 to March 31, 2011 is unaudited and reflects all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair presentation of the operating results for the interim period presented. The results of operations for the period January 1, 2011 to March 31, 2011 (unaudited) are not necessarily indicative of the expected results for the entire fiscal year ending December 31, 2011.

In the preparation of the accompanying Historical Summary, subsequent events were evaluated through May 4, 2011, the date the financial statements were issued.

Revenue Recognition

Rental revenue is recognized on an accrual basis as it is earned over the lives of the respective tenant leases on a straight-line basis. Estimated recoveries from certain tenants for their pro rata share of real estate taxes, insurance and other operating expense are recognized as revenues in the period the applicable expenses are incurred or as specified in the leases. Rental receivables are periodically evaluated for collectability.

Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from the estimates in the near term.

Concentration of Credit Risk

The Property had no tenants account for more than 10% of revenues in the three months ended March 31, 2011 (unaudited) and the year ended December 31, 2010.

2. Leases

The aggregate annual future minimum lease payments to be received under existing operating leases as of December 31, 2010 are as follows:

2011	$7,872,000
2012	7,836,000
2013	7,493,000
2014	6,813,000
2015	5,036,000
2016 and thereafter	12,741,000

$47,791,000

The Property was completed in 1999 and was approximately 99% occupied at March 31, 2011 (unaudited). The Property is generally leased to tenants under lease terms that provide for the tenants to pay a pro rata share of their operating expenses. The above future minimum lease payments do not include amounts for tenant reimbursements of operating expenses.

Certain tenants have lease termination options built into their leases, which are subject to termination fees. In the event that a tenant does exercise its option to terminate its lease early and the terminated space is not subsequently leased out, the amount of future minimum rent received will be reduced.

3. Related Party Transactions

In the three months ended March 31, 2011 (unaudited) and the year ended December 31, 2010, $61,000 and $244,000 in property management fees were paid to a company affiliated with the sellers of the Property, respectively.

4. Commitments and Contingencies

The Company may be subject to legal claims in the ordinary course of business as a property owner. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Excel Trust, Inc.

Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

The following unaudited pro forma financial information of Excel Trust, Inc. (the “Company”) is based on the historical financial statements of the Company and Excel Trust, Inc. Predecessor (the “Predecessor”). The unaudited pro forma condensed consolidated balance sheet as of March 31, 2011 and condensed consolidated and combined statements of operations of the Company for the three months ended March 31, 2011, the period from April 28, 2010 to December 31, 2010 and the Predecessor for the period from January 1, 2010 to April 28, 2010 have been prepared as if the acquisition of the shopping center (the “Property”) had occurred on January 1, 2010.

Such unaudited pro forma financial information should be read in conjunction with the historical combined financial statements of the Company and Predecessor filed with the Securities and Exchange Commission on the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2010, June 30, 2010, September 30, 2010 and March 31, 2011 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of the results of operations of the Company and Predecessor that would have occurred if the acquisition of the Property had been completed on the date indicated, nor does it purport to represent the Company and Predecessor’s results of operations as of any future date or for any future period. The pro forma condensed consolidated and combined statements of operations of the Company and Predecessor only include the acquisition of the Property. In addition, the pro forma condensed consolidated and combined financial statements are based upon pro forma allocations of the purchase price of the Property based upon preliminary estimates of fair value of the assets and liabilities acquired in connection with the acquisition. These allocations may be adjusted in the future upon finalization of these preliminary estimates. Management believes all material adjustments necessary to reflect the effect of their acquisition have been made to the unaudited pro forma financial information.

EXCEL TRUST, INC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2011

(in thousands)

	Company Historical (A)	Acquisition of the Shopping Center, in Arizona (B)	Company Pro Forma
ASSETS:
Property, net	$395,866	$99,478	$495,344
Cash and cash equivalents	3,955	(264)	3,691
Lease intangibles, net	53,791	14,187	67,978
Other	16,477	264	16,741

Total Assets	$470,089	$113,665	$583,754

LIABILITIES AND EQUITY:
Liabilities:
Mortgage and notes payable	$188,792	$110,104	$298,896
Accounts payable and other liabilities	23,227	—	23,227
Lease intangibles, net	7,222	3,561	10,783

Total liabilities	219,241	113,665	332,906

Equity:
Total stockholder’s equity	232,849	—	232,849
Non-controlling interests	17,999	—	17,999

Total equity	250,848	—	250,848

Total liabilities and equity	$470,089	$113,665	$583,754

See accompanying notes

EXCEL TRUST, INC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Three months ended March 31, 2011

(in thousands, except per share amounts)

	Company Historical (C)	Acquisition of the Shopping Center, in Arizona (D)	Company Pro Forma
REVENUES:
Rental revenue	$9,210	$2,181	$11,391
Tenant recoveries	1,899	687	2,586
Other income	104	4	108

Total revenues	11,213	2,872	14,085

EXPENSES:
Maintenance and repairs	639	172	811
Real estate taxes	1,135	523	1,658
Management fees	124	—	124
Other operating expenses	768	183	951
General and administrative	2,650	—	2,650
Depreciation and amortization	4,369	847	5,216

Total expenses	9,685	1,725	11,410

Net operating (loss) income	1,528	1,147	2,675

Interest expense	(2,565)	(1,249)	(3,814)
Interest income	40	—	40
Gain on acquisition of real estate	937	—	937

Net (loss) income	(60)	(102)	(162)

Non-controlling interest	(31)	(5)	(36)

Net (loss) income attributable to Excel Trust, Inc. and Excel Trust, Inc. Predecessor	(29)	$(97)	$(126)
Preferred stock dividends	(603)	—	(603)

Net (loss) income attributable to the common stockholders	$(632)	$(97)	$(729)

Basic and diluted loss per share	$(0.04)		$(0.05)

Weighted-average common shares outstanding - basic and diluted	15,513		15,513

See accompanying notes

EXCEL TRUST, INC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Period from April 28, 2010 to December 31, 2010

(in thousands, except per share amounts)

	Company Historical (C)	Acquisition of the Shopping Center, in Arizona (D)	Company Pro Forma
REVENUES:
Rental revenue	$13,641	$5,903	$19,544
Tenant recoveries	2,134	2,364	4,498
Other income	143	30	173

Total revenues	15,918	8,297	24,215

EXPENSES:
Maintenance and repairs	707	667	1,374
Real estate taxes	1,685	1,420	3,105
Management fees	119	—	119
Other operating expenses	853	656	1,509
General and administrative	7,152	—	7,152
Depreciation and amortization	6,727	2,334	9,061

Total expenses	17,243	5,077	22,320

Net operating (loss) income	(1,325)	3,220	1,895

Interest expense	(3,692)	(3,396)	(7,088)
Interest income	166	—	166
Gain on acquisition of real estate	978	—	978

Net (loss) income	(3,873)	(176)	(4,049)

Non-controlling interest	(148)	(7)	(155)

Net (loss) income attributable to the common stockholders	$(3,725)	$(169)	$(3,894)

Basic and diluted loss per share	$(0.24)		$(0.25)

Weighted-average common shares outstanding - basic and diluted	15,510		15,510

See accompanying notes

EXCEL TRUST, INC. PREDECESSOR

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Period from January 1, 2010 to April 27, 2010

(in thousands)

	Company Historical (C)	Acquisition of the Shopping Center, in Arizona (D)	Company Pro Forma
REVENUES:
Rental revenue	$1,455	$2,785	$4,240
Tenant recoveries	113	1,115	1,228
Other income	—	14	14

Total revenues	1,568	3,914	5,482

EXPENSES:
Maintenance and repairs	98	314	412
Real estate taxes	140	670	810
Management fees	43	—	43
Other operating expenses	98	310	408
General and administrative	8	—	8
Depreciation and amortization	542	1,101	1,643

Total expenses	929	2,395	3,324

Net operating income	639	1,519	2,158

Interest expense	(483)	(1,602)	(2,085)
Interest income	—	—	—

Net income	156	(83)	73

Non-controlling interest	290	—	290

Net (loss) income attributable to the controlling interest	$(134)	$(83)	$(217)

See accompanying notes

EXCEL TRUST, INC. AND

EXCEL TRUST, INC. PREDECESSOR

NOTES TO CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

(A) Derived from the Company’s condensed consolidated and combined financial statements as of March 31, 2011.

(B) To reflect the acquisition of the Shopping Center as if it was acquired March 31, 2011 for a purchase price of approximately $110.0 million, not including closing costs. The acquisition will be funded by an assumed mortgage note of approximately $52.8 million and cash from a draw on the Company’s credit facility. The acquisition method of accounting was used to allocate the purchase price to tangible and identifiable intangible assets and liabilities and other working capital liabilities assumed according to their fair values. The purchase price has been allocated for the pro forma adjustments as follows:

Land	$19,861
Building	75,833
Site improvements	935
Tenant improvements	2,849
Lease intangible assets	14,187
Debt premium	(104)
Lease intangible liabilities	(3,561)

$110,000

(C) Derived from the Company’s and the Predecessor’s condensed consolidated and combined financial statements of operations for the three months ended March 31, 2011, the period from April 28, 2010 to December 31, 2010 and the period from January 1, 2010 to April 27, 2010.

(D) To reflect the acquisition of the Shopping Center as if it was acquired on January 1, 2010. The pro forma adjustments include the pro forma operations of the property. The acquisition method of accounting was used to allocate the purchase price to tangible and identified intangible assets and liabilities according to their fair values. The amount allocated to building and site improvements and tenant improvements is depreciated over an estimated useful life of 40 years and four years, respectively. The amounts allocated to intangible lease assets are amortized over the lives of the leases with an average life of four years.

Historical revenue of $2,152, $5,829 and $2,750 is increased by $29, $74 and $35, for the pro forma net amortization of above and below market leases for the three months ended March 31, 2011, the period from April 28, 2010 to December 31, 2010 and the period from January 1, 2010 to April 27, 2010, respectively.

Expenses are based on historical operations of the previous owner except for real estate property tax which is calculated based on an estimated reassessed tax basis subsequent to the acquisition. Tenant recoveries have been adjusted to reflect the estimated property tax expense.

Interest expense reflects: 1) Assumption of a $52.8 million mortgage payable. The loan bears interest at a rate of 4.8%. 2) Borrowing of $57.2 million from the Company’s credit facility used to fund the acquisition. Interest is assumed to be 4.25%. The Company’s credit facility bears interest LIBOR plus a margin of 2.75%, with a LIBOR floor of 1.50%. As LIBOR was approximately 0.25% at March 31, 2011, an increase or decrease in LIBOR of up to 0.125% would have no effect on the Company’s interest rate given the LIBOR floor. 3) Amortization of approximately $264 of loan costs and approximately $104 of debt premium over the remaining life of the loan, which matures in November 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2011	Excel Trust, Inc.

	By:	/S/ JAMES Y. NAKAGAWA
James Y. Nakagawa
Chief Financial Officer

EXHIBITS

Exhibit	Description of Exhibit

23.1	Consent of Deloitte & Touche, LLP (1)

(1)	Filed herewith.